EXHIBIT  99.1

CONTACT:          Glenn Spina
Chief Executive Officer
(646) 737-1522

FOR IMMEDIATE RELEASE

EMERGING VISION TO GO PRIVATE AND STOP PUBLICLY REPORTING AS A
RESULT OF A SHORT-FORM MERGER BY ITS MAJORITY SHAREHOLDER

New York, NY, April 7, 2011 – Emerging Vision, Inc. (OTCBB – ISEE.OB) (the “Company”) (www.emergingvision.com) a leading retailer and provider of eye care products and services, announced today that, effective April 8, 2011, EMVI Acquisition Corp., the holder of greater than 90% of the Company’s capital stock will effectuate a merger with the Company.  As a result, the Company will become a wholly-owned subsidiary of EMVI Holdings, LLC, a privately-held company, and will become a private company.  Existing shareholders of the Company’s common stock will be notified by mail of the cancellation of their shares and their right to receive $0.16 in cash per share upon the submission of their stock certificates in accordance with proper procedures.  Accordingly, effective at the close of business on April 8, 2011, quotation of the Company’s common stock on the OTC Bulletin Board will cease and the Company will file a Form 15 with the Securities and Exchange Commission to terminate its reporting obligations as a public company under the securities laws.

This press release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this press release may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, uncertainties and risks associated with the inclusion of the Company’s securities in an illiquid trading market, and those uncertainties, risks and other influences set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended December 31, 2010), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.